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EXHIBIT 23.2


INDEPENDENT AUDITORS' CONSENT


We consent to the use in this Amendment No. 1 to the Registration Statement No. 333-5630348 of Bionutrics, Inc. on Form S-1 of our report dated December 8, 2000, except for Note 14, as to which the date is December 30, 2000 (which report expresses an unqualified opinion and includes an explanatory paragraph relating to Bionutrics, Inc.'s ability to continue as a going concern), appearing in the Prospectus, which is part of this Registration Statement.

We also consent to the reference to us under the heading "Experts" in such Prospectus.



DELOITTE & TOUCHE LLP
Phoenix, Arizona

June 15, 2001